Exhibit 99.1

PEC Solutions, Inc.	12750 Fair Lakes Circle
Fairfax, VA 22003

703-679-4900 voice
703-679-4901 facsimile
www.pec.com

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, David C. Karlgaard, President and Chief Executive Officer (principal executive officer) of PEC Solutions, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon review of the Quarterly Report on Form 10-Q for the period ended September 30, 2002 of the Registrant (the “Report”):

(1)              The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David C. Karlgaard
Name:	David C. Karlgaard
Date:	November 14, 2002